UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
September 13, 2016 (September 8, 2016)

Good Times Restaurants Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-18590	84-1133368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

141 Union Blvd., Suite 400, Lakewood, Colorado 80228
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 384-1400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On September 8, 2016, Good Times Restaurants Inc. (the “Company”) and each of its wholly-owned subsidiaries, as guarantors (the “Subsidiary Guarantors”), entered into a Credit Agreement (the “Senior Credit Facility”) with Cadence Bank, N.A., as lender (“Cadence”).  The Senior Credit Facility provides for a $9.0 million senior revolving loan (the “Revolver”).  In addition, the Company also has the right, on a single occasion and subject to customary conditions, to request additional incremental availability under the Senior Credit Facility of up to $1.0 million which Cadence may elect not to provide.

Proceeds from the Senior Credit Facility will be used (i) to fund new restaurant development, (ii) for general corporate purposes, and (iii) to pay transactions costs associated with the Senior Credit Facility.

The Revolver will be available until September 8, 2019.  The loans may from time to time consist of a mixture of Eurodollar Rate Loans and Base Rate Loans with differing interest rates based upon varying additions to the Federal Funds Rate, the Cadence prime rate or LIBOR.  The Senior Credit Facility also carries an upfront fee of 0.50% and a commitment fee of 0.25% per annum on the unused portion of the Senior Credit Facility.  No principal payments are required to be made until maturity of the Senior Credit Facility.

The Senior Credit Facility includes customary affirmative and negative covenants and events of default and also requires the Company to maintain various financial condition ratios.

In connection with the Senior Credit Facility, the Company and its wholly owned Subsidiaries, and Cadence entered into a Security and Pledge Agreement (the “Security Agreement”).  Under the Security Agreement, the Senior Credit Facility is secured by a first priority security interest in substantially all the assets of the Company and those Subsidiaries.

The above description of the Senior Credit Facility and the Security Agreement is qualified in its entirety by the Senior Credit Facility and the Security Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 regarding the Senior Credit Facility and Security Agreement is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)          Exhibits.

Number	Description

10.1	Credit Agreement, dated September 8, 2016, by and among Good Times Restaurants Inc., each of its wholly-owned subsidiaries and Cadence Bank, N.A.

10.2	Security and Pledge Agreement, dated September 8, 2016, by and among Good Times Restaurants Inc., each of its wholly-owned subsidiaries and Cadence Bank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOD TIMES RESTAURANTS INC.

Date: September 8, 2016	By:	/s/ Boyd E. Hoback
Boyd E. Hoback
President and Chief Executive Officer

EXHIBIT INDEX

Number	Description

10.1	Credit Agreement, dated September 8, 2016, by and among Good Times Restaurants Inc., each of its wholly-owned subsidiaries and Cadence Bank, N.A.

10.2	Security and Pledge Agreement, dated September 8, 2016, by and among Good Times Restaurants Inc., each of its wholly-owned subsidiaries and Cadence Bank, N.A.